PRICING SUPPLEMENT NO. 6 DATED JANUARY 9, 2002        FILED UNDER RULE 424(b)(3)
(TO PROSPECTUS DATED OCTOBER 31, 2001                         FILE NO. 333-63164
AND PROSPECTUS SUPPLEMENT DATED DECEMBER 11, 2001)

                                 $3,000,000,000
                               USA EDUCATION, INC.
                           Medium Term Notes, Series A
                  Due 9 Months or Longer From the Date of Issue

----------------------------------------------------------------------------------------------------------------------------
Principal Amount:     $300,000,000            Floating Rate Notes:       |X|          Fixed Rate Notes:         |_|

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Original Issue Date:  January 16, 2002        Closing Date:   January 16, 2002        CUSIP Number:     90390M AF7

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Maturity Date:        January 27, 2003        Option to Extend Maturity:   |X| No     Specified Currency:  U.S. Dollars

                                                                           |_| Yes
                                              If Yes, Final Maturity
                                              Date:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Redeemable at the option of the Company:         |X| No         Redemption Price:                   Not Applicable.
----------------------------------------------------------------------------------------------------------------------------
                                                 |_| Yes        Redemption Dates:                   Not Applicable.
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Repayment at the option of the Holder: :         |X| No         Repayment Price:                    Not Applicable.
----------------------------------------------------------------------------------------------------------------------------
                                                 |_| Yes        Repayment Dates:                    Not Applicable.
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FIXED RATE NOTES ONLY:

------------------------------------------------------------------------------------------------------------------------------
         Interest Rate:                                         Interest Payment Date(s):

----------------------------------------------------------------------------------------------------------------------------
         Interest Accrual Method:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
APPLICABLE TO FLOATING RATE NOTES ONLY:

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Floating Rate Index:
----------------------------------------------------------------------------------------------------------------------------
                  |_| CD Rate                                   Index Maturity: Three Months, except for the initial
                                                                                Interest Period for which the Index Maturity
                                                                                shall be 2 Week.
----------------------------------------------------------------------------------------------------------------------------
                  |_| Commercial Paper Rate
----------------------------------------------------------------------------------------------------------------------------
                  |_| CMT Rate                                  Spread :   None.
----------------------------------------------------------------------------------------------------------------------------
                  |_| Federal Funds Rate
----------------------------------------------------------------------------------------------------------------------------
                  |X| LIBOR Telerate                            Initial Interest Rate:      TBD.
----------------------------------------------------------------------------------------------------------------------------
                  |_| LIBOR Reuters
----------------------------------------------------------------------------------------------------------------------------
                  |_| Prime Rate                                Interest Rate Reset Period:  Quarterly.
----------------------------------------------------------------------------------------------------------------------------
                  |_| 91-Day Treasury Bill Rate

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Reset Date(s):  Each January 27th, April 27th, July 27th        Interest Payment Each January 27th, April 27th, July 27th
                and October 27th during the term of the         Date(s):         and October 27th during the term of the
                Notes, beginning January 28, 2002, subject                       Notes, beginning January 28, 2002, subject
                to following business day convention.                            to following business day convention.

----------------------------------------------------------------------------------------------------------------------------
Interest Determination  2 London and New York Business          Interest Period: From and including the previous Interest
Date:                   Days prior to the related Reset                          Payment Date (or Original Issue Date, in
                        Date.                                                    the case of the first Interest Accrual
                                                                                 Period) to but excluding the current
                                                                                 Interest Payment Date (or Maturity Date, in
                                                                                 the case of the last Interest Accrual
                                                                                 Period).
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
Lock-in Period Start Date:   Not Applicable.                   Accrual Method:  Actual/360.

----------------------------------------------------------------------------------------------------------------------------
Maximum Interest Rate:       Not Applicable.                   Minimum Interest Rate:     Not Applicable.
----------------------------------------------------------------------------------------------------------------------------


Form:                             Book-entry.

Denominations:                    $1,000 minimum and integral multiples of $1,000 in excess
                                  thereof.

Trustee:                          JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank.

Issue Price:                      100%.

Agent's Commission:               0.00667%.

Net Proceeds:                     $299,979,990.

Agent:                            Credit Suisse First Boston Corporation.



  OBLIGATIONS OF USA EDUCATION, INC. AND ANY SUBSIDIARY OF USA EDUCATION, INC. ARE NOT GUARANTEED BY THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA.
     NEITHER USA EDUCATION, INC. NOR ANY SUBSIDIARY OF USA EDUCATION, INC. (OTHER THAN STUDENT LOAN MARKETING ASSOCIATION) IS A GOVERNMENT-SPONSORED
       ENTERPRISE OR AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA.